Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement of Central Maine Power Company on Form S-8 of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedules of Central Maine Power Company and subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.



                                               /s/ Coopers & Lybrand L.L.P.




Portland, Maine
April 8, 1998